SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                MicroFrame, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange  Act Rules  14a-6(i)(4)  and 0-11.


     (1)  Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------


     (5)  Total fee paid:

          ----------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.



[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------


     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------


     (3)  Filing Party:

          ----------------------------------------------------------------------


     (4)  Date Filed:

          ----------------------------------------------------------------------

                                MICROFRAME, INC.
                                21 Meridian Road
                            Edison, New Jersey 08820

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held on September 15, 1997


To the Shareholders of MICROFRAME, INC.:

           NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Meeting") of MicroFrame, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, 21 Meridian Road, Edison, New Jersey 08820 on September 15, 1997, at 10:00 A.M. for the following purposes:

           1. To elect a board of seven directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

           2. To ratify and approve the appointment of Coopers & Lybrand L.L.P. to serve as the Company' s independent accountants for the fiscal year ending March 31, 1998; and

           3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

           The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Management is aware of no other business which will come before the Meeting.

           The Board of Directors has fixed the close of business on August 1, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Holders of a majority of the outstanding shares must be present in person or by proxy in order for the Meeting to be held.

           ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                             By Order of the Board of Directors,


                                             Michael Radomsky, Secretary
                                             Edison, New Jersey
                                             August 5, 1997

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM
                       BE COMPLETED AND RETURNED PROMPTLY

                                MICROFRAME, INC.
                                21 Meridian Road
                            Edison, New Jersey 08820


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS

                               September 15, 1997


                             SOLICITATION OF PROXIES


           This Proxy Statement is furnished in connection with the solicitation by the board of directors ("Board of Directors" or "the Board") of MicroFrame, Inc., a New Jersey corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on September 15, 1997 (the "Meeting"), at 10:00 A.M. at 21 Meridian Road, Edison, New Jersey 08820 and at any adjournment or postponement thereof.

           A form of proxy is enclosed for use at the Meeting. The proxy may be revoked by a shareholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the Meeting, and any shareholder present at the Meeting may revoke his or her proxy there at and vote in person if he or she desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) for the election of the nominees for director named in this Proxy Statement, (ii) for ratification and approval of the appointment of Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the fiscal year ending March 31, 1998 and
(iii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Meeting and any adjournment or postponement thereof.

           The cost for soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telefax or cable by personnel of the Company who will not receive any additional compensation for such solicitation. The Company may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies. This Proxy Statement and the accompanying form of proxy will be first mailed to shareholders on or about August 5, 1997.

           The close of business on August 1, 1997 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. On that date there were 4,839,302 shares of common stock, par value $.001 per share, of the Company

("Common Stock") outstanding. Each share entitles the holder thereof to one vote and a vote of a majority of the shares present, or represented, and entitled to vote at the Meeting is required to approve each proposal to be acted upon at the Meeting. The holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and at any adjournment or postponement thereof.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS


           At the Meeting, the shareholders will elect seven directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy Statement intend to cast all proxies received for the election of Messrs. Stephen M. Deixler, Stephen B. Gray, Michael Radomsky, William H. Whitney, David I. Gould, Stephen P. Roma and Alexander C. Stark, Jr. (the "nominees") to serve as directors upon their nomination at the Meeting. At the Meeting a total of seven nominees will stand for election. The Company's Nominating Committee is presently considering additional candidates for the three vacant seats on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named and the seven nominees for election to the Board of Directors who receive the greatest number of votes cast at the Meeting will be elected to the Board of Directors.

           Each of the nominees has consented to serve as a director if elected. All of the nominees currently serves as a director. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted FOR each of the nominees. In the event that any of the nominees for director should before the Meeting become unable to serve or for good cause will not serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

DIRECTORS AND EXECUTIVE OFFICERS

           The directors and executive officers of the Company, their ages and present positions with the Company are as follows:

                                                                      Director
         Name           Age    Position Held with the Company           Since
         ----           ---    ------------------------------           -----

Stephen M. Deixler+*X    62    Chairman of the Board of Directors        1985

Stephen B. Gray          39    President, Chief Executive Officer and    1996
                               Chief Operating Officer

Michael Radomsky         44    Executive Vice President, Secretary,      1982
                               Director

William H. Whitney       42    Chief Technology Officer, Assistant       1982
                               Secretary, Director

John F. McTigue          36    Chief Financial Officer and Treasurer

David E. Sawyer          50    Senior Vice President - Sales

                                                                      Director
         Name           Age    Position Held with the Company           Since
         ----           ---    ------------------------------           -----

Robert M. Groll          63    Vice President - Marketing

David I. Gould +*X       67    Director                                  1985

Stephen P. Roma+*X       49    Director                                  1991

Alexander C. Stark       64    Director                                  1997
------------------------------
+    Member of Compensation/Stock Option Committee
*    Member of Nominating Committee
X    Member of Audit Committee

INFORMATION ABOUT NOMINEES

           Set forth below is certain information with respect to each nominee:

           STEPHEN M. DEIXLER has been Chairman of the Board of Directors since 1985 and served as Chief Executive Officer of the Company from April 1996 to May 1997, as well as from June 1985 through October 1994. He was President of the Company from May 1982 to June 1985 and served as Treasurer of the Company from its formation in 1982 until September 1993 and currently has served as Treasurer of the Company since October 1994. During April 1995, Mr. Deixler sold his interest in Princeton Credit Corporation, a company engaged in the business of buying, selling, and leasing high technology products, to Greyvest Capital Inc., a Toronto Stock Exchange company. Prior to the sale, Mr. Deixler was Chairman of Princeton Credit Corporation. He previously served as President of Atlantic International Brokerage, a leasing company, which is a wholly owned subsidiary of Atlantic Computer Systems, Inc., which was liquidated as a result of the bankruptcy proceedings of its parent company, Atlantic Computer Systems PLC. Prior to holding this position, he was President and sole shareholder of Princeton Computer Associates, Inc. ("PCA"). PCA was a company engaged in the business of buying, selling and leasing of large-scale computer systems as well as functioning in consulting and facilities management and was sold to Atlantic Computer Systems, Inc. in 1988.

           STEPHEN B. GRAY has been President and Chief Operating Officer since April 1996. He has served as the Chief Executive Officer since May 1997. He also is a director of MicroFrame Europe N.V. He served as Senior Vice President-Sales, Marketing and Support of the Company from December 1994 through March 1996. From July 1993 through December 1994, Mr. Gray was an independent consultant, engaged in assisting both private and publicly-held companies with strategy development, internal operational reviews and shareholder value enhancement programs. From September 1988 through June 1993, he held a series of management positions within Siemens Nixdorf USA, the last as Vice President, (reporting to the Chief Executive Officer and Board of Directors), and a member of the executive committee overseeing Siemens Information Systems businesses in the United States. Prior to joining Siemens, Mr. Gray previously held a series of rapidly progressive positions within IBM including various technical, sales and marketing management assignments.

           MICHAEL RADOMSKY is an original founder of the Company and has been the Executive Vice President and a director since the Company's formation in 1982 and has served as Secretary of the Company since November 1994. He is responsible for the identification of industry directions, and the technical appropriateness of Company designs as well as products acquired, licensed or jointly developed with others. In addition, Mr. Radomsky has been responsible for the design of network topologies for large corporate customers, ensuring compatibility for future products. Mr. Radomsky has also previously been responsible for the Company's technical support, purchasing and manufacturing operations. Prior to 1989, Mr. Radomsky was responsible for the mechanical and electronic engineering of the Company's products.

           WILLIAM H. WHITNEY is an original founder of the Company and has been the Vice President - Software Development (which title has currently been changed to Chief Technology Officer ) and a director since the Company's formation in 1982 and has served as Assistant Secretary of the Company since
November 1994. Along with Mr. Radomsky, he developed all of the Company's initial products, including the DL-4000 and the IPC product line. As Chief Technology Officer, Mr. Whitney has been responsible for development of hardware and software for all of the Company's standard offerings, including all products being sold through OEM and distributor channels.

           DAVID I. GOULD, retired as Vice Chairman of the Board of Directors at the end of April 1995, a position in which he had served since December 1993. He presently is a director of the Company and has been since April 1985. Mr. Gould is President of Gould Consulting a position he has held since May 1, 1995. He served as President and Chief Operating Officer of the Company from June 1985 until December 1993. He was Vice President-Marketing of the Company from April 1985 until June 1985. From 1982 until joining the Company in 1985, he was an officer of The Ultimate Corporation ("Ultimate"), a computer manufacturer listed on the New York Stock Exchange, eventually serving as Senior Vice President of Marketing. During his three years at Ultimate, Mr. Gould managed the growth of that company's revenues from $40 million to more than $100 million.

           STEPHEN P. ROMA has been a director of the Company since August 1991 and since August 1994 is the President and Chief Executive Officer of WOW! Work Out World a chain of neighborhood health and fitness centers. During April 1995, he sold his interest in Princeton Credit Corporation, a company engaged in the business of buying, selling and leasing high technology products, to Greyvest Capital, Inc., a Toronto Stock Exchange company. Prior to the sale, Mr. Roma was President and Chief Operating Officer of Princeton Credit Corporation. He previously served as Vice President of Sales/Northeast Region of Atlantic Computer Systems, Inc., which was liquidated as a result of the bankruptcy proceedings of its parent company, Atlantic Computer Systems, PLC. Prior to holding this position, he was a principal and President and Chief Operating Officer of Princeton Computer Group, Inc., which was sold to Atlantic Computer Systems, Inc. in 1988.

           ALEXANDER C. STARK JR. is the President of AdCon, Inc., a consulting firm organized to advise and council senior officers of global telecom companies. Mr. Stark previously worked for 40 years at AT&T. Ten of those years was served as a Senior Vice President. He recently retired from AT&T Mr. Stark is a former member of the Institute of Radio Engineers and a past Vice President and Treasurer of Lambda Chi Alpha. He is a former member of: the Board of Directors College Careers Fund of Westchester; the Board of adjustment of Allendale, New Jersey; the Board of Trustees of Archer Methodist Church in Allendale; and the County Trust Company Board of Advisors. He was the 1977 General Campaign Chairman, United Way of Westchester, and cited by the National Conference of Christians and Jews for imaginative community leadership In 1991 Mr. Stark was honored as the Distinguished Engineer of the Year by Rutgers University. He also served for many years as a Director-at-Large of the American Electronics Association and Chaired the International Public Affairs committee.


NON-DIRECTOR EXECUTIVE OFFICERS

           Set forth below is certain information with respect to each executive officer of the Company who is not also a director of the Company:

           JOHN F. McTIGUE has been the Company's Chief Financial Officer and Treasurer since July 1997. His responsibilities include finance and administration. Mr. McTigue is a finance professional and Certified Public Accountant. From 1996 through 1997, he was with Fundtech Corporation, a software developer, where he served as Chief Financial Officer. From 1989 to 1996, Mr. McTigue was with Dawn Technologies, Inc., a manufacturer of hi-tech goods, where he served as the Chief Executive Officer from 1994 through 1996 and Chief Financial Officer and Treasurer from 1989 through 1994. Prior to this, he was with Rothstein Kass & Company.

           DAVID E. SAWYER was elected as the Senior Vice President - Sales in July 1997. Mr. Sawyer joined the Company in June 1997. Prior to joining the Company Mr. Sawyer was with Fore Systems from April 1996 to June 1997 as Senior Manager for Channel Sales. Prior to joining Fore Systems, Mr. Sawyer was with 3COM (formerly CHIPCOM Corp.) from January 1993 to April 1996 in various managerial positions, initially as a District Manager and most recently as a Territorial Manager. From January 1989 to November 1992 Mr. Sawyer was employed at Xyplex , Inc. where he served as a Carolina District Manager from January 1992 through November 1992 and as the Northeast District Manager from January 1989 through January 1992.

           ROBERT M. GROLL has been Vice President - Marketing of the Company since March 1986. From 1970 until joining the Company in June 1985, as Director of Marketing, Mr. Groll was the President of PTM Associates, Inc. ("PTM"), a firm engaged in management consulting in the areas of technical marketing and computer system design. While with PTM, during 1983 and 1984, Mr. Groll became Vice President of Cable Applications, Inc. a New York corporation, where he was responsible for initiating and managing new product development efforts.

           The officers of the Company are elected by the Board of Directors at its first meeting after each annual meeting of the Company's shareholders and hold office until their successors are chosen and qualified, until their death, or until they resign or have been removed from office. No family relationship exists between any director or executive officer and any other director or executive officer.

BOARD MEETINGS AND COMMITTEES

           The Nominating Committee of the Board of Directors currently consists of Messrs. Gould, Deixler and Roma. The Nominating Committee nominates members of the Board of Directors and it will consider nominees recommended by shareholders. The Nominating Committee held no meetings during fiscal 1997.

           The Board of Directors has a Compensation/Stock Option Committee which currently consists of Messrs. Deixler, Roma and Gould. The function of the Compensation/Stock Option Committee is to review and establish policies, practices and procedures relating to compensation of key employees, including officers and directors who are key employees, outside directors and consultants, to grant cash and non-cash bonuses to employees and grant non-plan stock options and warrants to employees, outside directors and consultants and to administer employee benefit plans, including all stock option plans of the Company. During the fiscal year ended March 31, 1997, the Compensation/Stock Option Committee took action by unanimous written consent on eleven occasions.

           The Company's Audit Committee currently consists of Messrs. Roma, Deixler and Gould. The Audit Committee held no meetings during fiscal 1997.

           During the Company's fiscal year ended March 31, 1997, there were twelve meetings of the Board of Directors and action taken by unanimous written consent on five occasions. Each of the members of the Board of Directors who is currently a nominee for election attended 75% or more of the meetings of the Board of Directors during fiscal 1997 and attended all of meetings held by the committees on which such nominee served.

COMPENSATION OF DIRECTORS

           On September 26, 1996, each of Stephen M. Deixler, Stephen P. Roma and David I. Gould, the Company's non-employee directors were granted a non-employee director option pursuant to the Company's 1994 Plan to purchase 10,000 shares of Common Stock exercisable as to 2,500 shares upon each three-month anniversary of the date of grant, provided that such individual continues to serve as a non-employee director of the Company on such dates.

           In addition, the Company adopted a policy commencing October 1, 1995, that all non-employee directors traveling more than fifty miles to a meeting of the Board of Directors shall be reimbursed for all reasonable travel expenses.

EXECUTIVE OFFICERS

           The executive officers of the Company are Stephen M. Deixler, Chairman of the Board of Directors, Stephen B. Gray, President, Chief Executive Officer and Chief Operating Officer, John F. McTigue, Chief Financial Officer and Treasurer, Michael Radomsky, Executive Vice President and Secretary, William
H. Whitney, Chief Technology Officer and Assistant Secretary, David E. Sawyer, Senior Vice President-Sales, and Robert M. Groll, Vice President-Marketing.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

           The following table sets forth the number of shares of Common Stock known to the Company to be beneficially owned as of July 15, 1997 by (i) holders known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock of the Company, (ii) each of the directors and nominees, (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group, and the percentage of the total outstanding shares of Common Stock such shares represented as of July 15, 1997. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                                              Number of Shares
Name and Address of                           Beneficially              Percent
Beneficial Owner                              Owned*                    of Class
----------------                              ------                    --------

Stephen M. Deixler(1)                             750,532                 15.3%
371 Eagle Drive
Jupiter, Florida 33477

David I. Gould(2)                                 275,837                  5.6%
10844 White Aspen Way
Boca Raton, Florida  33428

Michael Radomsky(3)                               313,804                  6.4%
8 Zaydee Drive
Edison, New Jersey 08837

William H. Whitney (4)                            182,159                  3.7%
15 Jackson Avenue
Chatham, New Jersey 07928

Robert M. Groll(5)                                 82,913                  1.7%
52 Village Lane
Freehold, New Jersey 07728

Stephen P. Roma(6)                                474,399                  9.7%
91 Durand Drive
Marlboro, New Jersey 07748

                                              Number of Shares
Name and Address of                           Beneficially              Percent
Beneficial Owner                              Owned*                    of Class
----------------                              ------                    --------


Stephen B. Gray(7)                                202,309                  4.0%
37 Shy Creek Road
Alexandria, New Jersey 08867

Alexander C. Stark, Jr.                                 0                  *
356 Eagle Drive
Jupiter, Florida  33477

John F. McTigue (8)                                67,647                  1.3%
3 Huckleberry Court
Kinnelon, New Jersey 07405

David E. Sawyer (9)                               100,000                  2.0%
604 Wheeler Drive
Angier, North Carolina 27501

Special Situations Fund, III, L.P.(10)            855,863                 16.8%

MGP Advisers Limited Partnership (10)             855,863                 16.8%

AWM Investment Company, Inc. (10)               1,170,133                 22.5%

Austin W. Marxe (10)                            1,170,133                 22.5%

Jay Associates LLC (11)                           480,000                  9.3%
1118 Avenue J
Brooklyn, New York  11230

Alpha Investments LLC (12)                        336,000                  6.6%
5611 North 16th Street #300
Phoenix, Arizona  85016

Jules Nordlicht (13)                              300,000                  6.1%
225 West Beach Avenue
Long Beach, New York  11561

Directors and executive
officers as a group (10 Persons)                2,393,532                 47.3%

* All shares and per share amounts have been adjusted to take into account the Company's Reverse Stock Split.

**   Less than 1% of the outstanding shares of Common Stock.

(1) Does not include 214,436 shares of Common Stock owned by Mr. Deixler's wife, mother, children and grandchildren as to which shares Mr. Deixler disclaims beneficial ownership. Includes 120,406 shares of Common Stock held by Merrill Lynch Pierce Fenner & Smith custodian f/b/o Stephen M. Deixler, IRA. Includes 17,500 shares of Common Stock which may be acquired pursuant to currently exercisable non- employee director options under the 1994 Plan. Also includes 53,330 shares issuable upon exercise of currently exercisable Class A and Class B Warrants of the 1996 Private Placement.

(2) Does not include 21,800 shares of Common Stock owned by Mr. Gould's grandchildren as to which shares Mr. Gould disclaims beneficial ownership. Includes 50,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted outside the Company's 1984 Stock Option Plan and the 1994 Plan. Also includes 17,500 shares of common Stock which may be acquired pursuant to currently exercisable non-employee director options under the 1994 Plan.

(3) Includes 90,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted outside the Company's 1994 Plan. Also includes 9,400 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the Company's 1994 Plan.

(4) Includes 90,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted outside the Company's 1994 Plan. Also includes 9,345 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the Company's 1994 Plan.

(5) Includes 10,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the Company's 1984 Plan. Also includes 28,745 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1994 Plan.

(6) Includes 31,540 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1994 Plan.

(7) Includes 200,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted outside the Company's 1994 Plan. Also includes 2,309 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the Company's 1994 Plan. Includes 31,540 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1994 Plan.

(8) Includes 15,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the Company's 1994 Plan.

(9) Includes 50,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the Company's 1994 Plan.

(10) Special Situations Fund III, L.P., a Delaware limited partnership (the "Fund"), MGP Advisers Limited Partnership, a Delaware limited partnership ("MGP"), AWM Investment Company, Inc., a Delaware corporation ("AWM"), and Austin W. Marxe have filed a Schedule 13G, the latest amendment of which is dated January 5, 1996. All presented information is based on the information contained in the Schedule 13G and subsequent information known to the Company. The address of each of the reporting persons is 153 East 53rd Street, New York, New York 10022. The Fund has sole voting and dispositive power with respect to 855,863 shares; MGP has sole dispositive power with respect to 855,863 shares; AWM has sole voting power with respect to 308,270 shares and sole dispositive power with respect to 1,164,133 shares; and Mr. Marxe has sole voting power with respect to 308,270 shares, shared voting power with respect to 855,863 shares and sole dispositive power with respect to 1,164,133 shares. MGP is a general partner of and investment advisor to the Fund. AWM, which is primarily owned by Mr. Marxe, is the sole general partner of MGP. Mr. Marxe, the principal limited partner of MGP and the President of AWM, is principally responsible for the selection, acquisition and disposition of the portfolio securities by AWM on behalf of MGP, the Fund and another fund that beneficially owns shares included in the shares beneficially owned by AWM and Mr. Marxe. Also includes 267,242 shares issuable upon exercise of currently exercisable Class A and Class B Warrants of the 1996 Private
     Placement held by the Fund and MGP and 364,422 shares issuable upon exercise of currently exercisable Class A and Class B Warrants of the 1996 Private Placement held by AWM and Mr. Marxe.

(11) Includes 320,000 shares issuable upon exercise of currently exercisable Class A and Class B Warrants of the 1996 Private Placement.

(12) Includes 224,000 shares issuable upon exercise of currently exercisable Class A and Class B Warrants of the 1996 Private Placement.

(13) Includes 200,000 shares issuable upon exercise of currently exercisable Class A and Class B Warrants of the 1996 Private Placement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           The following persons have failed to file on a timely basis certain reports required by Section 16(a) of the Securities Exchange Act of 1934 as follows: Each of Messrs. Stephen M. Deixler, Stephen P. Roma and David I. Gould filed one late report on Form 5, disclosing the grant of a non-employee stock option pursuant to the Company's 1994 Stock Option Plan, as amended (the "1994 Plan"). Each of Messrs. Stephen B. Gray, Michael Radomsky, William Whitney and Mark Simmons filed one late report, a Form 4 disclosing the grant of a non-plan stock option. Mr. William Whitney has filed two late reports on Form 4, disclosing the sale of stock. During the fiscal year ended March 31, 1997, the Company is not aware of other late filings, or failure to file, any other reports required by Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

           The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended March 31, 1997, to those individuals who as of March 31, 1997 served as the Company's Chief Executive Officer during fiscal 1997 and to the Company's four most highly compensated officers other than those who served as the Chief Executive Officer during fiscal 1997 (these five executive officers being hereinafter referred to as the "Named Executive Officers").

                                                     SUMMARY COMPENSATION TABLE

                               Annual Compensation                                Long Term Compensation
                          ----------------------------      -------------------------------------------------------------------
                                                                    Awards                                      Payouts
                                                            --------------------------                 ------------------------
                                                             Other
                                                             Annual       Restricted     Securities                   All Other
Principal                                                   Compen-       Stock          Underlying    LTIP           Compen-
Position                  Year   Salary ($)    Bonus($)     sation($)     Awards(s)($)   Options(#)    Payouts ($)    sation($)
--------                  ----   ----------    --------     ---------     ------------   ----------    -----------    ---------
Stephen M. Deixler        1997    14,000(1)      --            --             --            10,000         --            --
Chairman, Chief           1996      --           --            --             --              --           --            --
Executive Officer(1)      1995      --           --            --             --              --           --            --

Stephen B. Gray           1997   163,386         --            --             --           400,000         --            --
President, Chief          1996   134,675         --            --             --             2,309         --            --
Executive Officer (2),    1995    42,000(2)     2,213(3)       --             --            40,000         --            --
Chief Operating Officer

Michael Radomsky          1997   128,773         --            --             --            90,000         --             541(4)
Executive Vice-           1996   122,800         --            --             --             8,208         --           1,047(4)
President                 1995   111,588        2,910(3)       --             --             1,192         --           1,997(4)

William H. Whitney        1997   128,773         --            --             --            90,000         --           2,318(4)
Chief Technology          1996   122,800         --            --             --             8,136         --           2,152(4)
Officer                   1995   111,588        2,841(3)       --             --             1,209         --           1,997(4)

Mark Simmons, former
Vice President-           1997   116,956         --            --             --            40,000         --           2,105(4)
Operations and  Chief     1996    92,800         --            --             --             6,579         --           1,612(4)
Financial Officer (5)     1995    16,012        1,513(3)       --             --            20,000         --             177(4)



                                      -14-






                                                     SUMMARY COMPENSATION TABLE

                               Annual Compensation                                Long Term Compensation
                          ----------------------------      -------------------------------------------------------------------
                                                                    Awards                                      Payouts
                                                            --------------------------                 ------------------------
                                                             Other
                                                             Annual       Restricted     Securities                   All Other
Principal                                                   Compen-       Stock          Underlying    LTIP           Compen-
Position                  Year   Salary ($)    Bonus($)     sation($)     Awards(s)($)   Options(#)    Payouts ($)    sation($)
--------                  ----   ----------    --------     ---------     ------------   ----------    -----------    ---------

John F. McTigue
Chief Financial Officer
and Treasurer(5)          1997    115,000(6)        --          --             0

David E. Sawyer           1997    125,000(6)        --          --             0




(1)  The Company does not have a written  employment  agreement with Mr. Stephen
     M. Deixler, the Company's Chairman of the Board. However, under an informal agreement, the Company has agreed to pay him $1,000 per day to perform such services as jointly agreed to by the Company and Mr. Deixler, and approved by the Board of Directors. Mr. Deixler ceased to serve as the Chief Executive Officer of the Company on May 19, 1997.

(2) Mr. Gray was elected to serve in the additional capacity as the Chief Executive Officer of the Company on May 19, 1997. Compensation for Mr. Gray includes payments he earned as a consultant of the Company in the amounts of $42,000. Mr. Gray served as a consultant to the Company prior to the time he became a full-time employee pursuant to his employment agreement with the Company dated March 27, 1995.

(3) Represents compensation earned under the Company's Incentive Bonus Plan for the fiscal year ended March 31, 1995 (the "Incentive Plan"). The Incentive Plan covers all Company employees and was effective as of October 1, 1994. The Incentive Plan is based on achievement in three specific areas - Company revenue, Company operating income, and individual/ departmental objectives.

(4)  Represents the contribution of the Company under the Company's 401(k) Plan.

(5) Mr. Simmons tendered his resignation effective June 30, 1997. Mr. McTigue was elected as the Chief Financial Officer on July 21, 1997 to replace Mr. Simmons who resigned as of June 30, 1997.

(6) No salary was payable to this officer during fiscal 1997. This figure represents the salary payable to him on an annualized basis assuming he had been an employee of the Company during the entire fiscal year ending March 31, 1997.

                        OPTION GRANTS IN FISCAL YEAR 1996

         The following table sets forth certain information concerning stock option grants during the year ended March 31, 1997 to the Named Executive Officers (after giving effect to the Reverse Stock Split):


                                           Individual Grants
                        --------------------------------------------------------
                                      Percent
                        Number of     of Total
                        Securities    Options
                        Underlying    Granted to      Exercise or
                        Options       Employee in     Base Price     Expiration
      Name              Granted(#)    Fiscal Year     ($/Sh)             Date

Stephen M. Deixler      10,000(1)     (1)             $1.50            9/17/01

                        65,784        5.3%            $1.31                (2)

Stephen B. Gray         400,000       32.3%           $1.16            9/25/06

                        45,850        3.7%            $1.31                (2)

Michael Radomsky        90,000        7.3%            $1.16            9/25/06

                        45,850        3.7%            $1.31                (2)

William H. Whitney      90,000        7.3%            $1.16            9/25/06

Mark A. Simmons (3)     39,869        3.2%            $1.31                (2)

                        40,000        3.2%            $1.16            9/25/06

(1) Represents stock options granted to Mr. Deixler under the 1994 Stock Option Plan in consideration of his service to the Company as a non-employee director. Mr. Deixler is not considered an employee of the Company

(2) Represent options issued under a Time Accelerated Restricted Stock Award Program (TARSAP). These options were terminated by mutual agreement between the Company and the Named Executive Officers on March 31, 1997.

(3)  Mr. Simmons is no longer an officer of the Company.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                        AND FISCAL YEAR-END OPTION VALUES

           The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended March 31, 1997 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on March 31, 1997 (after giving effect to the Reverse Stock Split).

                                                                                Value of
                                                   Number of Securities         Unexercised
                                                   Underlying Unexer-           In-the-Money
                       Shares                      cised Options                Options at
                       Acquired on    Value        at FY-End(#)                 FY-End ($)(1)
Name                   Exercise(#)    Realized($)  Exercisable/Unexercisable    Exercisable/Unexercisable
----                   -----------    -----------  -------------------------    -------------------------
Stephen M. Deixler     --             --           15,000/5,000                 $1,250/$1,250
Stephen B. Gray        --             --           202,309/200,000              $118,000/$118,000
Michael Radomsky       --             --           99,400/0                     $53,100/$0
William H. Whitney     --             --           99,345/0                     $53,100/$0
Mark A. Simmons (2)    --             --           46,579/0                     $23,600/$0

-----------------------

(1) The average price for the Common Stock as reported by the National Quotation Bureau on March 31, 1997 was $1.75 per share. Value is calculated on the basis of the difference between the option exercise price and $1.75 multiplied by the number of shares of Common Stock underlying the options.

(2)  Mr. Simmons is no longer an officer of the Company.

COMPENSATION OF DIRECTORS

           On September 17, 1996, each of Stephen M. Deixler, Stephen P. Roma and David I. Gould, the Company's non-employee directors, were granted a non-employee director option pursuant to the Company's 1994 Plan to purchase 10,000 shares of Common stock exercisable as to 2,500 shares upon each three-month anniversary of the date of grant, provided that such individual continues to serve as a non-employee director of the Company on such dates.

           In addition, the Company adopted a policy commencing October 1, 1995, that all non-employee directors traveling more than fifty miles to a meeting of the Board of directors shall be reimbursed for all reasonable travel expenses.

EMPLOYMENT   CONTRACTS,   TERMINATION   OF  EMPLOYMENT  AND  CHANGE  OF  CONTROL
ARRANGEMENTS

           The Company entered into employment agreements with each of Messrs. Robert M. Groll, Michael Radomsky and William H. Whitney, which commenced as of July 1, 1994 and expired as of June 30, 1997. Each of the executives has agreed not to disclose any confidential information of the Company during the term of his employment or thereafter and will not compete with the Company for a period of two years following the expiration or termination of his employment agreement.

           On April 1, 1996, the Board of Directors did not renew the Company's employment agreement with Mr. Lonnie L. Sciambi, the Company's then President and Chief Executive Officer and simultaneously approved a compensation agreement between the Company and Mr. Sciambi to be effective as of such date. See "Certain Relationships and Related Transactions".

           On March 27, 1995, the Company entered into an employment agreement with Mr. Stephen B. Gray, in which he was appointed Senior Vice President - Sales, Marketing and Support for a period of one year with an option to renew for two additional years. The agreement provides for an initial annual salary of $125,000 from the commencement of the agreement until March 31, 1996 ("Initial Salary") with additional annual increases or decreases in the Initial Salary based upon the Company's performance in the prior fiscal year measured against the achievement by the Company of certain performance goals as established by the Board of Directors with respect to certain weighted performance criteria. Pursuant to the employment agreement, Mr. Gray also received 40,000 options to acquire 40,000 shares of Common Stock under the Company's 1994 Plan. In addition, Mr. Gray receives in accordance with the agreement, reimbursement for reasonable expenses and fringe benefits that generally are available to the Company's executives. Mr. Gray has agreed not to disclose confidential information of the Company during the term of his employment or thereafter and will not compete with the Company for a period of two years following termination of his employment. On April 29, 1996, the Board of Directors of the Company elected Mr. Gray as the President and Chief Operating Officer of the Company and an employment agreement reflecting the terms of Mr. Gray's employment in this capacity is currently being negotiated between the Company and Mr. Gray.

                              CERTAIN TRANSACTIONS

           Mr. David I. Gould, formerly an executive officer and a current director of the Company entered into a consulting agreement with the Company which become effective on May 1, 1995 upon the expiration date of his employment agreement on April 30, 1995. The consulting agreement provides for a four-year term, with an automatic one year renewal, and compensation at the rate of $1,000 per day for services provided. The consulting agreement further provides that Mr. Gould will not receive less than $40,000 nor more than $220,000 per year, and that the rendering of any services above $40,000 must be with the prior approval of the Company.

           On April 1, 1996, the Company entered into a six-month compensation agreement with Mr. Lonnie L. Sciambi, a former executive officer and director of the Company after not renewing its existing employment agreement with Mr. Sciambi. The compensation agreement provides for compensation in the aggregate sum of $100,000, as well as certain benefits during the term. In addition, Mr. Sciambi was granted a stock option under the Company's 1994 Plan to purchase 23,196 shares of Common Stock.

           In April 1996, the Company completed the 1996 Private Placement to accredited investors of an aggregate of 1,101,467 Units for gross proceeds of $1,376,933.75, each Unit consisting of one share of Common Stock and one Class A Warrant and one Class B Warrant, each of which are exercisable into one share of Common Stock. Stephen M. Deixler, an executive officer and a director of the Company and Stephen P. Roma, a director of the Company, who each held preemptive rights to purchase Units in this offering, each purchased 26,665 Units at a price of $1.25 per Unit for aggregate consideration of $33, 331.25. Additionally, in connection with the 1996 Private Placement, Special Situations Fund III, L.P., also the holder of preemptive rights purchased 133,621 Units at $1.25 for aggregate consideration of $167,026.25.

           In September 1995, the Company formed a wholly-owned subsidiary, MicroFrame Europe N.V., which, in turn, acquired all of the issued and outstanding shares of capital stock of European Business Associates BVBA ("EBA") of Brussels, Belgium from Marc Kegelaers, its sole shareholder. In connection with such acquisition, MicroFrame Europe N.V. entered into a consulting agreement with Mr. Kegelaers for a term of five years. The consulting agreement provides for a consulting fee in the aggregate sum of U.S.$75,000, as well as the reimbursement of certain expenses during the term. The consulting fee increases by five percent each of the subsequent four years of the term.

                                 PROPOSAL NO. 2
                           RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS


           The Board of Directors has selected the accounting firm of Coopers & Lybrand L.L.P. to serve as independent accountants of the Company for the year ending March 31, 1998 and proposes the ratification of such decision. Coopers & Lybrand L.L.P. has served as the principal independent accountants of the Company since January 30, 1996 and is familiar with the business and operations of the Company, and is intended to continue to serve for the year ending March 31, 1998. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions during the Meeting.

           On January 10, 1996, the Company received from Price Waterhouse LLP, its independent accountants for the fiscal year ended March 31, 1995, a letter confirming that the relationship has ceased. On January 15, 1996, the Company's Board of Directors approved the resignation of Price Waterhouse LLP. There was no adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope or accounting principles contained in the reports of Price Waterhouse LLP for the fiscal year ended March 31, 1995.

           During the Company's fiscal year ended March 31, 1995 and the subsequent interim period preceding Price Waterhouse LLP's resignation on January 10, 1996, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse, LLP would have caused Price Waterhouse LLP to make reference in connection with its report concerning the Company's financial statements to the subject matter of the disagreements.

           The Board of Directors recommends a vote FOR ratification of the selection of Coopers & Lybrand L.L.P. as the independent accountants for the Company for the year ending March 31, 1998.

                              SHAREHOLDER PROPOSALS

           Shareholders who wish to include proposals for action at the Company's 1997 Annual Meeting of Shareholders in next year's proxy statement and proxy card must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than April 1, 1998. Such proposals should be addressed to the Company's Secretary.


                                  OTHER MATTERS

           The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.


                          ANNUAL REPORT TO SHAREHOLDERS

           The Company's 1997 Annual Report to Shareholders has been mailed to shareholders prior to the mailing of this Proxy Statement, but except as herein stated, such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

           A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY, MICHAEL RADOMSKY, MICROFRAME, INC., 21 MERIDIAN ROAD, EDISON, NEW JERSEY 08820.

                                              By Order of the Board of Directors


                                              Michael Radomsky, Secretary

Edison, New Jersey
August 5, 1997

           SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                            MICROFRAME, INC.                          PROXY
                 (Solicited on behalf of the Board of Directors)

      The undersigned holder of Common Stock of MICROFRAME, INC., revoking all proxies heretofore given, hereby constitutes and appoints Stephen B. Gray and John F. McTigue and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 1997 Annual Meeting of Shareholders of MICROFRAME, INC. to be held at the offices of the corporation at 21 Meridan Road, Edison, New Jersey, on Monday, September 15, 1997 at 10:00 A.M., Eastern Daylight Time, and at any adjournments or postponements thereof.

      The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

      Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted (i) FOR all listed nominees to serve as directors and (ii) FOR the ratification and approval of the appointment of Coopers & Lybrand L. L. P., as the Company's independent auditors for the fiscal year ending March 31, 1998 and in accordance with their discretion on such other matters as may properly come before the meeting.

      The Board of Directors Recommends a Vote FOR all listed nominees.

1.    Election of seven directors FOR all         WITHHOLD AUTHORITY to vote for
      nominees listed (except as marked to        all below
      the listed nominees contrary)
               [_]                                          [_]





      Nominees:  Stephen M. Deixler, Stephen B. Gray, Michael Radomsky,  William
      H. Whitney, David I. Gould, Stephen P. Roma and Alexander C. Stark, Jr.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THAT NOMINEE'S NAME IN THE LIST PROVIDED ABOVE.)

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

2. The ratification and approval of the appointment of Coopers & Lybrand L. L.P., as the Company's independent auditors for the fiscal year ending March 31, 1998

               [_] FOR             [_] AGAINST         [_] ABSTAIN

3. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

      The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee listed above, FOR the ratification and approval of the appointment of Coopers & Lybrand L. L. P. as the Company's independent auditors for the fiscal year ending March 31, 1998 and in accordance with their discretion on such other matters as may properly come before the Meeting.

                                             Dated  _____________________, 1997

                                             __________________________________

                                             __________________________________
                                             Signature(s)

                                            (Signature(s)   should   conform  to
                                            names  as  registered.  For  jointly
                                            owned  shares,   each  owner  should
                                            sign.   When  signing  as  attorney,
                                            executor,  administrator,   trustee,
                                            guardian    or    officer    of    a
                                            corporation,    please   give   full
                                            title.)